MARKETING REPRESENTATIVE STOCK OPTION PLAN
                                    OF
                             AMERICREDIT CORP.


     Section 1.     Purpose.

     The purpose of the Marketing Representative Stock
Option Plan of AmeriCredit Corp. (the "Plan") is to provide an incentive to independent marketing representatives, consultants and other agents to refer business to the Company.

     Section 2.     Definitions.

     As used herein, the following terms shall have the meaning indicated:

          (a)  "Agreement" shall mean the agreement
     between the Company and the Optionee that evidences the Option.

          (b)  "Business Day" shall mean (i) if the
     Common Stock trades on a national exchange, any day that the national exchange on which the Common
     Stock trades is open or (ii) if the Common Stock does not trade on a national exchange, any day that commercial banks in the City of New York are open.

          (c)  "Board" shall mean the Board of
     Directors of the Company.

          (d)  "Common Stock" shall mean the Common
     Stock, par value one cent ($0.01) per share, of the Company.

          (e)  "Company" shall mean AmeriCredit Corp.,
     a Texas corporation, and its wholly owned subsidiaries.

          (f)  "Date of Grant" shall mean the date on
     which an Option is granted pursuant to the terms hereof.

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          (g)  "Director" shall mean a member of the
     Board.

          (h)  "Effective Date" shall mean October 12,
     1994, the date on which the plan was adopted by the Board.

          (i)  "Exchange  Act" shall  mean  the
     Securities Exchange Act of 1934, as amended.

          (j)  "Fair Market Value" shall mean:

               (i)  If Shares are listed on a national
          securities exchange at the date of
          determining the Fair Market Value, the
          closing sales price on such exchange on the next Business Day immediately preceding the date of determining Fair Market Value, as reported in any newspaper of general circulation; or

               (ii) If Shares shall not be listed as
          provided in Subsection 2(j)(i), a value
          determined by any fair and reasonable means prescribed by the Plan Administrator.

          (k)  "Internal Revenue Code" or "Code" shall
     mean the Internal Revenue Code of 1986 as it now exists or may be amended from time to time and the rules thereunder.

          (l) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue
     Code.

          (m) "Option" (when capitalized) shall mean any stock option granted under this Plan.

          (n)  "Optionee" shall mean any eligible
     person to whom an Option has been granted under this Plan.

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          (o)  "Plan" shall mean this Marketing
     Representative Stock Option Plan of AmeriCredit
     Corp.

          (p)  "Plan Administrator" shall mean the
     person or persons administering the Plan as provided in Section 4.

          (q)  "Share(s)" shall mean a share or shares
     of the Common Stock.

     Section 3.     Total Aggregate Shares.

     Subject to adjustments provided in Section 12
hereof, a total of five hundred thousand (500,000)
Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire, terminate, or be canceled or surrendered prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of an Option under the Plan.

     Section 4.     Administration of the Plan.

     (a)  The Plan shall be administered by the
Marketing Representative Stock Option Committee of the
Company or any officer or officers of the Company or any subsidiary designated by such Committee (herein the term "Plan Administrator" shall refer to whoever is administering this Plan from time to time).

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     (b)  Subject to the express provisions of this
Plan, the Plan Administrator shall have the authority, in his sole and absolute discretion (i) to designate participants, the number of shares covered by each grant of an Option, and the duration that the Option shall be exercisable, (ii) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan; (iii) to determine the terms and provisions of the respective Agreements (which need not be identical); provided, however, such terms and provisions shall not be inconsistent with this Plan;
(iv) to construe the terms of any Agreement and the Plan; (v) as provided in Subsection 12(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to outstanding
Options, the number of Shares reserved under the Plan and the number of Shares subject to Options granted subsequently; and (vi) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Plan
Administrator deems appropriate.  The Plan
Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.
The Plan Administrator shall have full discretion to make all determinations on the matters referred to in this Subsection 4(b), and such determinations shall be final, binding and conclusive.

     Section 5.     Type of Options.

     All Options granted under the Plan shall be Nonqualified Stock Options.

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     Section 6.     Exercise Price.

     The exercise or option price of each Share issuable upon exercise of an Option shall be the Fair
Market Value of such Share on the Date of Grant.

     Section 7.     Exercise of Options; Certain
Conditions to Grant.

          (a)   The Plan Administrator, in granting
     Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan.

          (b)  Options may be exercised solely by the
     Optionee and may not be assigned or hypothecated in any manner.

          (c)  An Option shall be deemed exercised
     when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Agreement; and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company.

          (d)  The exercise price of any Shares
     purchased shall be paid solely in cash, by certified or cashier's check, or by money order or, in the discretion of the Plan Administrator or an employee of the Company designated by the Plan
     Administrator, by personal check.

          (e)  The Optionee shall not be, nor have any
     of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

          (f)  The Plan Administrator may in his sole
     discretion accelerate the date on which any Option may be exercised.

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     Section 8.     Designations of Participants.

          The persons eligible for participation in this Plan as Optionees shall consist of independent marketing representatives, consultants and other agents of the Company or of any subsidiary of the Company, including non-employee marketing representatives, independent contractors, consultants and other agents that refer business to the Company.

     Section 9.     Termination of Option Period.

          (a) Except as otherwise provided herein, the unexercised portion of any Option shall terminate at such times and upon such conditions as the Plan
     Administrator shall provide in such Option.

          (b)  The Plan Administrator, in its sole
     discretion, may, by giving written notice to an Optionee ("Cancellation Notice"), cancel any portion of an Option that remains unexercised on the date (the "Cancellation Date") of the consummation of any of the following
     (collectively, a "Cancellation Event"): (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company. Such Cancellation Notice shall be given to an Optionee at least thirty (30) days prior to the Cancellation Date, and may be given either before or after shareholder approval of the Cancellation Event. If a Cancellation Event is not consummated, any Cancellation Notice with regard to such Cancellation Event shall be of no effect.

     Section 10.    Terms of Option.

     The Options granted under this Plan shall be for a term of not more than ten years from the Date of Grant.

     Section 11.    Assignability of Options.

     Options may not be transferred, assigned or hypothecated after their grant and any attempt to transfer, assign or hypothecate shall cause such Option to become null and void. Options may be exercised solely by the Optionee.

     Section 12.    Adjustments.

          (a)  If at any time there shall be an
     increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares
     (and with respect to outstanding Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan;
     and (iii) subject to Options granted subsequently.
     In the event of a dispute concerning such adjustment, the Plan Administrator has full discretion to determine the resolution of such dispute. Such determination shall be final, binding and conclusive.

          (b)  In the event of a merger, consolidation
     or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, the respective Agreement and this Plan, the Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share issuable upon exercise of such Option, the number of shares of stock of the surviving corporation (or equity interest in any other entity) and any other notes, evidences of indebtedness or other property that Optionee would have received in connection with such merger, consolidation or other reorganization had it exercised the Option with respect to such Share immediately prior to such merger, consolidation or other reorganization.

          (c)  Except as otherwise expressly provided
     herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d)  Without limiting the generality of the
     foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 13.    Purchase for Investment.

     As a condition of any issuance of a stock certificate for Shares upon the exercise of an Option, the Plan Administrator may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

          (a)  a representation and warranty by the
     Optionee to the Company at the time his Option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b)  a representation, warranty or agreement
     to be bound by any legends that are, in the opinion of the Plan Administrator, necessary or appropriate to comply with the provisions of any securities law deemed by the Plan Administrator to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

     Section 14.    Amendment, Modification, Suspension
or Discontinuance of this Plan.

     The Board may amend, modify or terminate the Plan and any outstanding Options at any time and in any respect. The Board may not, however, amend, modify or terminate an outstanding Option without the Optionee's consent if such amendment, modification or termination materially impairs such outstanding Option. In any event, the Board may amend, modify or terminate an outstanding Option without the Optionee's consent as provided in Subsection 9(b).

     Section 15.    Governmental Regulations.

     This Plan, and the granting of Options and the exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 16.    Miscellaneous.

          (a)  The proceeds received by the Company
     from the sale of Shares pursuant to Options shall be used for general corporate purposes.

          (b) Neither the members of the Board nor any Plan Administrator shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board and the Plan Administrator shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense
     (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

          (c)  Any payment of cash or any issuance or
     transfer of Shares to the Optionee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Plan
     Administrator may require any Optionee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

          (d)  Neither the Plan Administrator nor the
     Company guarantees Shares from loss or
     depreciation.

          (e)  Records of the Company shall be
     conclusive for all purposes under the Plan, unless determined by the Plan Administrator to be incorrect.

          (f)  The Company shall, upon request or as
     may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Plan Administrator to perform its duties and functions under the Plan.

          (g)  Any action required of the Company
     relating to the Plan shall be by resolution of its Board or act of the Plan Administrator.

          (h) If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

          (i)  Whenever any notice is required or
     permitted under the Plan, such notice must be in writing and personally delivered or sent by mail or next day delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business
     Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Subsection 16(i) or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Subsection 16(i).
     The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

          (j)  Any person entitled to notice under the
     Plan may waive such notice.

          (k)  The Plan shall be binding upon the
     Optionee, its successors and permitted assigns, upon the Company, its successors and assigns, and upon the Board and the Plan Administrator and their successors and assigns.

          (l)  The titles and headings of Sections are
     included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

          (m)  All questions arising with respect to
     the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or the corporate law of the state of the Company's incorporation. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that the corporate law where the Company is incorporated conflicts with the contract law of such state, in which event such corporate law shall govern. The obligation of the Company to sell and deliver
     Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

          (n)  Words used in the masculine shall apply
     to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     Section 17.  Effective Date and Termination Date.

     The Effective Date of the Plan is October 12,
1994, the date on which it has been adopted by the Board. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

ADOPTED BY THE BOARD OF DIRECTORS: October 12, 1994


                         AMERICREDIT CORP.


                    By:  /s/ Chris A. Choate
                         Chris A. Choate
                         Secretary